Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Kiniksa Pharmaceuticals, Ltd. of our report dated March 5, 2020 relating to the financial statements, which appears in Kiniksa Pharmaceuticals, Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
September 8, 2020